UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 4, 2022

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220

Boca Raton, FL 33431

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2022, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into agreements with Mayne Pharma LLC, a Delaware limited liability company (“Mayne Pharma”) and subsidiary of Mayne Pharma Group Limited, an Australian public company (ASX: MYX) (“Mayne Parent”), pursuant to which the Company and its subsidiaries agreed to (i) grant Mayne Pharma an exclusive license to commercialize the Company’s Imvexxy®, Bijuva®, and prescription prenatal vitamin products sold under the BocaGreenMD® and vitaMedMD® brands (collectively, the “Licensed Products”) in the United States and its possessions and territories, (ii) assign to Mayne Pharma the Company’s exclusive license to commercialize Annovera® (together with the Licensed Products, collectively, the “Products”) in the United States and its possessions and territories, and (iii) sell certain other assets to Mayne Pharma in connection therewith.

Pursuant to a License Agreement, dated December 4, 2022, between the Company and Mayne Pharma (the “License Agreement”), the Company agreed to grant Mayne Pharma, at closing, (i) an exclusive, sublicensable, perpetual, irrevocable license to research, develop, register, manufacture, have manufactured, market, sell, use, and commercialize the Licensed Products in the United States and its possessions and territories and (ii) an exclusive, sublicensable, perpetual, irrevocable license to manufacture, have manufactured, import and have imported the Licensed Products outside the United States for commercialization in the United States and its possessions and territories.

Pursuant to the License Agreement, Mayne Pharma will make one-time, milestone payments to the Company of each of (i) $5.0 million if aggregate net sales of all Products in the United States during a calendar year reach $100.0 million, (ii) $10.0 million if aggregate net sales of all Products in the United States during a calendar year reach $200.0 million and (iii) $15.0 million if aggregate net sales of all Products in the United States during a calendar year reach $300.0 million. Further, Mayne Pharma will pay to the Company royalties on net sales of all Products in the United States at a royalty rate of 8.0% on the first $80 million in annual net sales and 7.5% on annual net sales above $80.0 million, subject to certain adjustments, for a period of 20 years following the closing. The royalty rate will decrease to 2.0% on a Product-by-Product basis upon the earlier to occur of (i) the expiration or revocation of the last patent covering a Product and (ii) a generic version of a Product launching in the United States. Mayne Pharma will pay to the Company minimal annual royalties of $3.0 million per year for 12 years, adjusted for inflation at an annual rate of 3%, subject to certain further adjustments. Upon the expiry of the 20-year royalty term, the licenses granted to Mayne Pharma under the License Agreement will become a fully paid-up and royalty free license for the Licensed Products.

Pursuant to a Transaction Agreement, dated December 4, 2022, between the Company and Mayne Pharma (the “Transaction Agreement”), the Company agreed to sell to Mayne Pharma, at closing, certain assets for Mayne Pharma to sell, market, distribute, manufacture, and otherwise commercialize the Products in the United States, including the Company’s exclusive license from the Population Council to commercialize Annovera® (the “Transferred Assets”).

The total consideration from Mayne Pharma to the Company for the purchase of the Transferred Assets and the grant of the licenses under the License Agreement will be (i) a cash payment of $140.0 million at closing, (ii) a cash payment of approximately $13.1 million at closing for the acquisition of net working capital as determined in accordance with the Transaction Agreement and subject to certain adjustments, and (iii) the right to receive the contingent consideration set forth in the License Agreement.

Mayne Pharma will fund the initial $140.0 million payment to the Company from cash and existing debt facilities and through a binding commitment from Rubric Capital Management LP, a shareholder of the Company, for approximately $27.95 million in the form of an unsecured senior convertible note.

The License Agreement and the Transaction Agreement contain representations and warranties and covenants of the parties customary for a transaction of this nature, including covenants regarding the operation of the Company’s business prior to the closing of the transaction.

The Company is also subject to customary restrictions on its ability to solicit acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding acquisition proposals.

The consummation of the transaction is conditioned on customary closing conditions, including (i) no law, order or other requirement that prohibits or makes illegal the consummation of the transaction being in effect, (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any agreement with any governmental entity not to close the transaction shall have expired or been terminated and all required authorizations shall have been obtained, and (iii) the absence of any material adverse effect.

The Transaction Agreement contains certain termination rights for both the Company and Mayne Pharma, including that, subject to certain limitations, (i) the Company and Mayne Pharma may mutually agree to terminate the Transaction Agreement, (ii) the Company may terminate the Transaction Agreement at any time after December 31, 2022 (the “Termination Date”; provided that if the maturity date under the Company’s financing agreement with Sixth Street Partners is extended from December 31, 2022 to January 31, 2023, upon payment of an amendment fee, in the event the Transaction Agreement remains in effect and the waiting period under the HSR Act has not expired or terminated, the Termination Date will automatically extend to January 31, 2023) if the closing shall not have occurred for any reason other than a breach of the Transaction Agreement by the Company, (iii) Mayne Pharma may terminate the Transaction Agreement at any time after the Termination Date if the closing shall not have occurred for any reason other than a breach of the Transaction Agreement by Mayne Pharma, and (iv) either party may terminate the Transaction Agreement if a court of competent jurisdiction or other governmental entity shall have issued an order, judgment, decree, injunction, or ruling permanently restraining or prohibiting the transactions contemplated by the Transaction Agreement.

In connection with the transaction, Mayne Parent has agreed to guaranty the full and punctual payment and performance of Mayne Pharma’s obligations to the Company under the Transaction Agreement, the License Agreement and other ancillary agreements entered into in connection with the transaction.

The foregoing summaries of the License Agreement and the Transaction Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the License Agreement and Transaction Agreement, each of which is attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and is incorporated herein by reference.

The License Agreement and the Transaction Agreement and the foregoing descriptions of the License Agreement and the Transaction Agreement have been included to provide investors and stockholders with information regarding the terms of such agreements. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the License Agreement and the Transaction Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the License Agreement and the Transaction Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders generally are not third-party beneficiaries under the License Agreement or the Transaction Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the License Agreement and Transaction Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01	Regulation FD Disclosure.

On December 4, 2022, the Company issued a press release and provided an investor presentation announcing the transactions identified in this Current Report on Form 8-K. A copy of the press release and investor presentation are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference herein. The information in this Item 7.01 and the information contained in Exhibits 99.1 and 99.2 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description

10.1†+	License Agreement by and between TherapeuticsMD, Inc. and Mayne Pharma LLC, dated December 4, 2022.

10.2†+	Transaction Agreement by and between TherapeuticsMD, Inc. and Mayne Pharma LLC, dated December 4, 2022.

99.1	Press Release of TherapeuticsMD, Inc. dated December 4, 2022.

99.2	Presentation of TherapeuticsMD, Inc. dated December 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+

Certain portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of this exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2022	THERAPEUTICSMD, INC.

/s/ Michael C. Donegan
Michael C. Donegan
Interim Chief Financial Officer, Chief Accounting Officer and Vice President Finance